UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2024
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2024, the Board of Directors (the "Board") of Designer Brands Inc. (the "Company") increased the authorized number of directors constituting the Board from ten to eleven and designated the newly-created vacant director position as Class III, all in accordance with and as permitted by the Company’s Amended and Restated Code of Regulations.

On August 1, 2024, the Board appointed John Atkinson as a Class III director of the Board (the "Appointment"), with such Appointment to be effective immediately. As a Class III director, Mr. Atkinson will serve on the Board until the Company’s 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified. In connection with the Appointment, Mr. Atkinson was also appointed to serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Mr. Atkinson, age 60, is a former Audit Partner of KPMG, a global firm offering tax, audit and advisory services, and currently serves as an independent consultant for KPMG.

Mr. Atkinson will receive the same benefits and the same compensation as the other non-employee directors on the Board pursuant to the Company's Non-Employee Director Compensation Policy, as described on pages 41 to 42 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on May 3, 2024. Additionally, in connection with the Appointment, Mr. Atkinson will receive an initial award of fully-vested restricted stock units with an aggregate grant date fair value of $146,014, representing a pro-rata portion of the annual equity grant to non-employee directors. The Company will enter into its standard form of indemnification agreement with Mr. Atkinson.
There are no arrangements or understandings between Mr. Atkinson and any other persons pursuant to which Mr. Atkinson was appointed as a director. There are no family relationships between Mr. Atkinson and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Atkinson that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the Appointment has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Designer Brands Inc., dated August 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Lisa M. Yerrace
Lisa M. Yerrace
Vice President, Deputy General Counsel and Corporate Secretary

Date:	August 7, 2024